EXHIBIT 23.1

CONSENT OF DELOITTE HASKINS & SELLS

We consent to the incorporation by reference in this Registration Statement of  Rediff.com India Limited on Form S-8 of our Independent Auditors Report dated April 29, 2004 and our Independent Auditors Report on Financial Statement Schedule of Valuation and Qualifying Accounts dated April 29, 2004, appearing in the Annual Report on Form 20-F (File No 000-30735) of Rediff.com India Limited for the year ended March 31, 2004.

/s/ DELOITTE HASKINS & SELLS
Mumbai, India
December 9, 2004